UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2005

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Effective January 3, 2005, pursuant to a standing resolution previously adopted by the Board of Directors of Exxon Mobil Corporation ("ExxonMobil" or the "Corporation"), each incumbent non-employee director of the Corporation was automatically granted 4,000 shares of restricted stock under the Corporation's 2004 Non-Employee Director Restricted Stock Plan (the "Plan").  The terms and conditions of these grants are substantially as provided by the default provisions of the Plan. While on the Board, the non-employee director receives the same cash dividends on restricted shares as other holders of regular common stock, but is not allowed to sell the shares.  The restricted shares can be forfeited if the director leaves the Board early.

Item 9.01

Financial Statements and Exhibits

(c)  Exhibits

99.1

2004 Non-Employee Director Restricted Stock Plan (incorporated by reference to Appendix B to the Proxy Statement of Exxon Mobil Corporation dated April 14, 2004).

99.2

2004 Non-Employee Director Restricted Stock Plan standing grant resolution adopted July 28, 2004 (incorporated by reference to Exhibit 10(iii)(c.2) to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

99.3

Form of letter to incumbent non-employee directors notifying them of restricted stock grants made effective January 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  January 4, 2005

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

2004 Non-Employee Director Restricted Stock Plan (incorporated by reference to Appendix B to the Proxy Statement of Exxon Mobil Corporation dated April 14, 2004).

99.2

2004 Non-Employee Director Restricted Stock Plan standing grant resolution adopted July 28, 2004 (incorporated by reference to Exhibit 10(iii)(c.2) to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

99.3

Form of letter to incumbent non-employee directors notifying them of restricted stock grants made effective January 3, 2005.